Exhibit 3.23

Form 642 (Revised 12/08) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709 Filing Fee: See instructions		This space reserved for office use.
Certificate of Conversion of a Limited Partnership Converting to a Limited Liability Company

Converting Entity Information

The name of the converting limited partnership is:

TriQuint Semiconductor Texas, LP

The jurisdiction of formation of the limited partnership is: Texas

The date of formation of the limited partnership is: July 2, 2000

The file number, if any, issued to the limited partnership by the secretary of state is: 136632-10

Converted Entity Information

The limited partnership named above is converting to a limited liability company. The name of the limited liability company is:

TriQuint Semiconductor Texas, LLC

The limited liability company will be formed under the laws of: Texas

Plan of Conversion

☒	The plan of conversion is attached.

If the plan of conversion is not attached, the following section must be completed.

Alternative Statements

In lieu of providing the plan of conversion, the converting limited partnership certifies that:

1. A signed plan of conversion is on file at the principal place of business of the limited partnership, the converting entity. The address of the principal place of business of the limited partnership is:

Street or Mailing Address	City	State	Country	Zip Code

2. A signed plan of conversion will be on file after the conversion at the principal place of business of the limited liability company, the converted entity. The address of the principal place of business of the limited liability company is:

Street or Mailing Address	City	State	Country	Zip Code

3. A copy of the plan of conversion will be furnished on written request without cost by the converting entity before the conversion or by the converted entity after the conversion to any owner or member of the converting or converted entity.

Form 642	1

Certificate of Formation for the Converted Entity

If the converted entity is a Texas limited liability company, the certificate of formation of the Texas limited liability company must be attached to this certificate either as an attachment or exhibit to the plan of conversion, or as an attachment or exhibit to this certificate of conversion if the plan has not been attached to the certificate of conversion.

Approval of the Plan of Conversion

The plan of conversion has been approved as required by the laws of the jurisdiction of formation and the governing documents of the converting entity.

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is accepted and filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Tax Certificate

☐	Attached hereto is a certificate from the comptroller of public accounts that certifies that the converting entity is in good standing for purposes of conversion.

☒	In lieu of providing the tax certificate, the limited liability company as the converted entity is liable for the payment of any franchise taxes.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument. The undersigned certifies that the statements contained herein are true and correct, and that the person signing is authorized under the provisions of the Business Organizations Code to execute the filing instrument.

Date: 2/28/2011

TriQuint Texas General Holding Company

/s/ Steven J. Buhaly
Signature of authorized person (see instructions)

Steven J. Buhaly
Printed or typed name of authorized person

Form 642	2

Plan of Conversion

For

TriQuint Semiconductor Texas, LP

The undersigned being the duly authorized representative of TriQuint Semiconductor Texas, LP, a Texas Limited Partnership, hereby executes the plan of conversion pursuant to Section 10.101 of the Texas Business Organizations Code (“BOC”):

It is hereby certified as follows:

(1)	The name of the Limited Partnership is “TriQuint Semiconductor Texas, LP”, a Texas Limited Partnership (“Converting Entity”).

(2)	The name of the Limited Liability Company to which the Converting Entity is to be converted is “TriQuint Semiconductor Texas, LLC” (“Converted Entity”), a Texas Limited Liability Company.

(3)	Approval of the Plan was duly authorized by all action required by the “BOC”, the laws of Texas and the Converting Entity’s constituent documents. The Converting Entity’s partner has voted in favor of the conversion and adoption of the plan.

(4)	The Converted Entity will continue its existence in the form of a Limited Liability Company.

(5)	The Converted Entity will be liable for payment of all applicable fees and franchise taxes of the Converting Entity as required by law.

(6)	The conversion shall be effective when the document is accepted and filed by the secretary of state.

Date as of February 28, 2011

TriQuint Texas General Holding Corporation

/s/ Steve J. Buhaly
Steve J. Buhaly, CFO

Form 642	3

Form 205 (Revised 07/10)	Certificate of Formation Limited Liability Company	This space reserved for office use.
Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709
Filing Fee: $300

Article 1 – Entity Name and Type

The filing entity being formed is a limited liability company. The name of the entity is:

TriQuint Semiconductor Texas, LLC

The name must contain the words “limited liability company,” “limited company,” or an abbreviation of one of these phrases.

Article 2 – Registered Agent and Registered Office

(See instructions. Select and complete either A or B and complete C.)

☒ A. The initial registered agent is an organization (cannot be entity named above) by the name of:

Corporation Service Company

OR

☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	Suffix
C. The business address of the registered agent and the registered office address is:
211 E. 7th Street, Ste 620	Austin	TX	78701

Street Address	City	State	Zip Code
Article 3—Governing Authority (Select and complete either A or B and provide the name and address of each governing person.)

☐ A. The limited liability company will have managers. The name and address of each initial manager are set forth below.

☒ B. The limited liability company will not have managers. The company will be governed by its members, and the name and address of each initial member are set forth below.

GOVERNING PERSON 1
NAME (Enter the name of either an individual or an organization, but not both.)
	IF INDIVIDUAL

First Name	M.I.	Last Name		Suffix
OR
	IF ORGANIZATION

	TriQuint Semiconductor, Inc.
	Organization Name
ADDRESS
2300 NE Brookwood Pkwy	Hillsboro	OR	USA	97124
Street or Mailing Address	City	State	Country	Zip Code

Form 205	4

GOVERNING PERSON 2
NAME (Enter the name of either an individual or an organization, but not both.)
IF INDIVIDUAL

First Name	M.I.	Last Name		Suffix
OR
IF ORGANIZATION

Organization Name
ADDRESS

Street or Mailing Address	City	State	Country	Zip Code

GOVERNING PERSON 3
NAME (Enter the name of either an individual or an organization, but not both.)
IF INDIVIDUAL

First Name	M.I.	Last Name		Suffix
OR
IF ORGANIZATION

Organization Name
ADDRESS

Street or Mailing Address	City	State	Country	Zip Code

Article 4 – Purpose

The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code.

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

This Limited Liability Company is formed pursuant to a Plan of Conversion and Reorganization for TriQuint Semiconductor Texas, LP, a Texas Corporation (“Converting Entity”), under the section of 10.101 of the Texas Business Organizations Code. The address of the Converting Entity is 2300 NE Brookwood Pkwy, Hillsboro, OR 97124 and it was originally formed as a Texas Limited Partnership on July 2, 2000.

Form 205	5

Organizer

The name and address of the organizer:

Steven J. Buhaly
Name

2300 NE Brookwood Pkwy	Hillsboro	OR	97124

Street or Mailing Address	City	State	Zip Code

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date: 2/28/2011

/s/ Steven J. Buhaly
Signature of organizer

Steven J. Buhaly
Printed or typed name of organizer

Form 205	6